eTelecare Global Solutions, Inc.
Announces 2007 Second Quarter Financial Results
Scottsdale, Ariz. —August 9, 2007 — eTelecare Global Solutions (NASDAQ: ETEL), a leading provider of complex business process outsourcing (BPO) solutions, today announced its financial results for the second quarter ended June 30, 2007.
Second-Quarter 2007 Highlights:
•	Second-quarter revenues of $61.4 million were up 44% from the year-ago quarter.

•	Net income of $6.0 million for the quarter represented growth of 307% year-over-year.

•	Quarterly earnings per ADS were $0.19, up from $0.06 in the year-ago quarter.

•	Results were driven by strong growth in the Philippines, which accounted for 59% of revenues in the second quarter, and year-over-year growth of 93%.

•	The company reaffirms 2007 guidance.
eTelecare reported revenues for the second quarter of $61.4 million, a 44% increase compared to prior year second-quarter revenues of $42.7 million. Income from operations for the second quarter of 2007 was $6.6 million, or 11% of revenues, a 140% increase compared to $2.7 million or 6% of revenues in the comparable quarter a year ago. Net income for the second quarter of 2007 was $6.0 million, or $0.19 per diluted American Depositary Share (ADS), compared to net income of $1.5 million, or $0.06 per diluted ADS, in the comparable quarter a year ago. eTelecare’s earnings per diluted ADS is derived from its total outstanding common shares adjusted for the ADS-to-common share ratio of one-to-two.
“We are pleased with the results for the quarter,” said John Harris, eTelecare’s president and chief executive officer. “Results continue to be driven by strong growth in the Philippines, as clients continue to view the region as a delivery location of choice for offshore BPO services.
“Although second-quarter revenues of $61.4 million were slightly below our guidance range of $62 million to $64 million, both net income and earnings per ADS approached the high end of the guidance range. Looking forward, we believe that we remain solidly on track to meet the 2007 guidance put forth in our first-quarter earnings release.”
In July, the Company entered into a new $25 million Credit Agreement with Wells Fargo Bank N.A. The new credit facility replaces a prior debt agreement with Wells Fargo Foothill, Inc., which was terminated on July 20, 2007. As of the date of termination, there were no outstanding amounts owed, and the Company incurred no termination penalties in connection with the termination of the prior agreement. Drawdowns from the new facility will be used to support the Company’s working capital on an as-needed basis over its four-year term.
For the three months ended June 30, 2007, the Company recorded $517,000 of stock-based compensation, substantially all of which was recorded under selling and administrative expenses.
Guidance
As stated in the May 9, 2007 press release, eTelecare continues to expect 2007 annual revenues to be in the range of $250 million to $260 million, with net income of $22 million to $25 million, or $0.72 to $0.82 per diluted ADS. The Company currently expects 2007 capital expenditures to be in the range of $25 million to $30 million and its effective tax rate for 2007 to be approximately 7%.
eTelecare currently expects that revenues for the third quarter of 2007 will be in the range of $63 million to $65 million, with net income of $5.9 million to $6.5 million, or $0.18 to $0.20 per diluted ADS. The Company currently expects third-quarter capital expenditures to be in the range of $5 million to $10 million.

Conference Call
eTelecare will host a conference call today, August 9, 2007, to discuss second quarter 2007 financial results and related information at 2:00 p.m. PDT (5:00 p.m. EDT). To participate in the teleconference, please call toll-free 877-502-9272 (or 913-981-5581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet at www.etelecare.com/ under the About Us/Investor Relations link. For those unable to attend, the company’s web site will host an archive of the call.
About eTelecare Global Solutions
Founded in 1999, eTelecare Global Solutions is a leading provider of business process outsourcing (BPO) focusing on the complex, voice-based segment of customer-care services. It provides a range of services, including technical support, customer service, sales and customer retention from both onshore and offshore locations. Services are provided from delivery centers in the Philippines and in North America. Additional information is available at www.etelecare.com.
Cautionary Note Regarding Forward-Looking Statements
This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, beliefs, intentions and strategies regarding the future. Words such as “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. These are statements that relate to future events and include, but are not limited to, statements related to our expected revenues, net income on an aggregate basis and per diluted ADS basis, and capital expenditures for 2007 and the third quarter of 2007 and our anticipated effective tax rate for 2007. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, a determination, upon completion of further quarterly closing and review procedures, that the financial results for the second quarter of 2007 are different than the results set forth in this press release, fluctuations in earnings, our ability to manage growth, intense competition in the industry including those factors which may affect our cost advantage, wage increases, our ability to attract and retain customer service associates and other highly skilled professionals, client concentration, the underlying success of our clients and the resulting impact of any adverse developments in our clients’ business including adverse litigation results, our ability to manage our international operations, reduced demand for technology in our key focus areas, a change in the public perception of outsourcing, disruptions in telecommunication networks, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, withdrawal of governmental fiscal incentives, political instability, general economic conditions affecting our industry as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q filed with the U.S. SEC on May 10, 2007. You can locate these filings on the Investor Relations page of our website, http://investor.etelecare.com. Statements included in this release are based upon information known to eTelecare as of the date of this release, and eTelecare assumes no obligation to update information contained in this press release

Contact:
Anh Huynh	Philip Bourdillon/Gene Heller
Director of Investor Relations	Silverman Heller Associates
888-362-1073	310-208-2550

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,685	$690
Trade and other receivables, net	40,337	30,735
Prepaid expenses and other current assets	3,542	1,688
Deferred offering costs	—	3,187

Total current assets	83,564	36,300

Noncurrent assets:
Property and equipment, net	42,489	34,979
Goodwill	13,833	13,833
Other intangible assets, net	1,718	2,417
Other noncurrent assets	3,325	1,921

Total noncurrent assets	61,365	53,150

Total assets	$144,929	$89,450

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$—	$1,565
Trade accounts payable	3,959	9,335
Accrued and other expenses	18,856	16,671
Current portion of:
Long-term debt	—	4,000
Obligations under capital lease	379	606

Total current liabilities	23,194	32,177

Noncurrent liabilities:
Long-term debt, net of current portion	—	24,500
Obligations under capital lease, net of current portion	4	145
Asset retirement obligations	2,163	1,884
Other noncurrent liabilities	3,132	2,530

Total noncurrent liabilities	5,299	29,059

Stockholders’ equity:
Capital stock, $0.02 par value, 130,000,000 shares authorized, 57,226,691 shares outstanding at June 30, 2007 and 44,366,066 outstanding at December 31, 2006	1,115	849
Additional paid-in capital	98,032	20,948
Retained earnings	17,289	6,417

Total stockholders’ equity	116,436	28,214

Total liabilities and stockholders’ equity	$144,929	$89,450

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share, per share and per ADS data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
		(Unaudited)
Service revenue	$61,426	$42,656	$123,536	$84,090

Cost and expenses:
Cost of services	43,242	30,812	85,777	60,522
Selling and administrative expenses	8,115	6,794	16,829	13,056
Depreciation and amortization	3,494	2,314	7,037	4,573

Total cost and expenses	54,851	39,920	109,643	78,151

Income from operations	6,575	2,736	13,893	5,939

Other income (expenses):
Interest expense and financing charges	(121)	(1,317)	(1,755)	(2,592)
Interest income	427	1	427	17
Foreign exchange loss	(422)	249	(684)	(35)
Other	(35)	(35)	148	28

Total other expenses	(151)	(1,102)	(1,864)	(2,582)

Income before provision for income taxes	6,424	1,634	12,029	3,357

Provision for income taxes	450	166	842	176

Net income	$5,974	$1,468	$11,187	$3,181

Net income per share — basic	$0.10	$0.03	$0.22	$0.07

Net income per share — diluted	$0.09	$0.03	$0.19	$0.07

Net income per ADS — basic (1)	$0.21	$0.07	$0.44	$0.15

Net income per ADS — diluted (1)	$0.19	$0.06	$0.39	$0.14

(1)	When we refer to ADS on a per share basis with respect to measurements such as net income per ADS, such amounts are derived from the total weighted average common shares at such indicated date adjusted for the ADS to common share ratio of one ADS to two common shares.

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2007	2006
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$11,187	$3,181
Adjustments for:
Depreciation and amortization	7,037	4,573
Provisions for:
Doubtful accounts	151	128
Stock compensation costs	938	325
Accretion of interest on asset retirement obligations	117	69
Loss on disposal of assets	429	9
Change in:
Trade and other receivables	(9,753)	(3,149)
Prepaid expenses and other current assets	(1,854)	(1,043)
Trade accounts payable	(5,602)	1,071
Accrued and other expenses	2,178	2,870
Other noncurrent assets	(1,404)	344
Other noncurrent liabilities	293	(449)

Net cash provided by operating activities	3,717	7,929

Cash Flows from Investing Activities:
Acquisitions of property and equipment	(13,888)	(6,776)
Change in:
Refundable deposits	—	(119)

Net cash used in investing activities	(13,888)	(6,895)

Cash Flows from Financing Activities:
Proceeds from:
Revolving line of credit	157,342	83,132
Payments for:
Revolving line of credit	(158,907)	(82,652)
Long-term debt	(28,500)	(1,500)
Obligations under capital lease	(368)	(776)
Offering costs	(354)	—
Proceeds from stock option and warrant exercises	539	171
Proceeds from public offering	79,414	—

Net cash provided by (used in) financing activities	49,166	(1,625)

Net increase (decrease) in cash and cash equivalents	38,995	(591)
Cash and cash equivalents at beginning of period	690	1,043

Cash and cash equivalents at end of period	$39,685	$452

Supplemental Cash Flow Information
Supplemental information for non-cash investing activities
Accrued capital expenditures in accounts payable	226	—
Asset retirement obligation recognized	163	—
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